UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006 (September 12, 2006)
DIGIFONICA INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Florida	0-33473	06-1655695

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4710 Kingsway, Suite 1424
Burnaby, British Columbia,
Canada V5H4M2
(Address of Principal Executive Offices)(Zip Code)
(604) 628-8900
Registrant’s telephone number, including area code:

(Registrant’s Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: UNREGISTERED SALES OF EQUITY SECURITIES
SIGNATURES
EXHIBIT INDEX
Agency Agreement
Form of Subscription Agreement
Form of Registration Rights Agreement

Item 3.02: UNREGISTERED SALES OF EQUITY SECURITIES
     The Company completed a private placement of 1,590,000 units of its securities (the “Units”) on September 12, 2006 (the “Closing Date”) with 12 accredited investors for an aggregate purchase price of $3,180,000, which funds have been received by the Company. Loewen Ondaatje McCutcheon Limited of Toronto, Ontario, Canada acted as placement agent in this offering (the “Placement Agent”). Each Unit consists of one (1) share of the Company’s Common “A” Stock, par value $0.0001 per share (the “Common Stock”) and one-half warrant to purchase Common Stock (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.50 for a period of twelve (12) months after the Closing Date, and at an exercise price of $3.00 per share for a period from thirteen (13) to twenty-four (24) months after the Closing Date.
     The Company relied on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) and Section 4(6) of the Act and Rule 506 of Regulation D promulgated under the Act for this transaction and the issuances. Each investor represented to the Company, in writing, that it was an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.
     The Company is obligated to file a registration statement pursuant to the Act registering the resale of the Common Stock and the shares of Common Stock underlying the Warrants within six (6) months of the Closing Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIFONICA INTERNATIONAL CORP.
Date: 9/18/06	By:	/s/ Michael Bowerman
MICHAEL BOWERMAN,
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Agency Agreement dated September 12, 2006 by and between the Loewen Ondaatje McCutcheon Limited and Digifonica International Corp

4.2	Form of Subscription Agreement

4.3	Form of Registration Rights Agreement